UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2019 (February 8, 2019)

NRC GROUP HOLDINGS CORP.

(Exact name of registrant as specified in charter)

Delaware	001-38119	81-4838205
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3500 Sunrise Highway, Suite 200, Building 200 Great River, New York	11739
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (631) 224-9141

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 8, 2019, Paul Taveira, President of Standby & Environmental Services, and NRC Group Holdings Corp. (the “Company”) agreed to conclude Mr. Taveira’s employment with the Company, consistent with the terms of Mr. Taveira’s employment agreement. Effective February 13, 2019, Mr. Taveira has resigned from all positions he held with the Company. Pursuant to the terms of Mr. Taveira’s employment agreement, he is entitled to receive severance in the amount of twelve months of his current base salary ($375,000) as well as amounts due under any bonus plan, if any, subject to the execution, delivery and non-revocation of a customary general release of all claims. This action is part of the ongoing efforts to further integrate the business and drive operational efficiencies across the Company.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NRC GROUP HOLDINGS CORP.

Date: February 13, 2019	/s/ Joseph Peterson
By: Joseph Peterson
Title: Chief Financial Officer

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